                                                                       Exhibit 5

                    WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS
                        INVESTMENT MANAGEMENT AGREEMENT

     INVESTMENT MANAGEMENT AGREEMENT (this "Agreement"), dated March 20, 1998, between the WM Strategic Asset Management Portfolios, a Massachusetts business trust, (the "Trust"), on behalf of each of its investment portfolios which are listed on the signature page of this Agreement (each referred to herein as a "Portfolio" and, collectively, as the "Portfolios") and WM Advisors, Inc., a Washington corporation (the "Manager").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Manager to render investment management services to each Portfolio, and the Manager is willing to render such services;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment. The Trust hereby appoints the Manager to act as investment manager to each Portfolio for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

2. Management. Subject to the supervision of the Board of Trustees of the Trust, the Manager shall manage the investment operations of each Portfolio and the composition of each Portfolio's portfolio, including the purchase, retention and disposition of securities therefor, in accordance with such Portfolio's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information (as such terms are hereinafter defined) and resolutions of the Trust's Board of Trustees and subject to the following understandings:

          (a) The Manager shall provide supervision of each Portfolio's investments, furnish a continuous investment program for each Portfolio's portfolio and determine from time to time what securities will be purchased, retained, or sold by each Portfolio, and what portion of the assets will be invested or held as cash.

          (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust of the Trust and the investment policies of the Portfolios as determined by the Board of Trustees of the Trust.

          (c) The Manager shall determine the securities to be purchased or sold by each Portfolio and shall place orders for the purchase and sale of portfolio securities pursuant to its determinations with brokers or dealers selected by the Manager. In executing portfolio transactions and selecting brokers or dealers, the Manager shall use its best efforts to seek on behalf of each Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Manager may consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the transaction, the timing of the transaction, the reputation, financial condition, experience, and execution capability of a broker or dealer, the amount of commission, and the value of any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by a broker or dealer. The Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Manager to the Portfolio and/or other accounts over which the Manager exercises investment discretion.

          (d) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other fiduciary accounts for which it has investment responsibility, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased in order to obtain the best execution, most favorable net price or lower brokerage commissions.

          (e) Subject to the provisions of the Agreement and Declaration of Trust of the Trust and the 1940 Act, the Manager, at its expense, may select and contract with one or more investment advisers (the "Sub-adviser") for a Portfolio to perform some or all of the services for which it is responsible pursuant to this Section 2. The Manager shall be solely responsible for the compensation of any Sub-adviser of a Portfolio for its services to a Portfolio. The Manager may terminate the services of any Sub-adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-adviser unless and until a successor Sub-adviser is selected. To the extent that more than one Sub-adviser is selected, the Manager shall, in its sole discretion, determine the amount of a Portfolio's assets allocated to each such Sub-adviser.

3. Services Not Exclusive. The investment management services rendered by the Manager hereunder to each Portfolio are not to be deemed exclusive, and the Manager shall have the right to render similar services to others, including, without limitation, other investment companies.

4. Expenses. During the term of this Agreement, the Manager shall pay all expenses incurred by it in connection with its activities under this Agreement including the salaries and expenses of any of the officers or employees of the Manager who act as officers, Trustees or employees of the Trust but excluding the cost of securities purchased for a Portfolio and the amount of any brokerage fees and commissions incurred in executing portfolio transactions for a Portfolio, and shall provide the Portfolios with suitable office space. Other expenses to be incurred in the operation of the Portfolios (other than those borne by any third party), including without limitation, taxes, interest, brokerage fees and commissions, fees of Trustees who are not officers, directors, or employees of the Manager, federal registration fees and state Blue Sky qualification fees, administration fees, bookkeeping, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of maintaining the Fund's or the Trust's existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing, printing and distributing prospectuses to existing shareholders, costs of stockholders' reports and meetings of shareholders and Trustees, as applicable, and any extraordinary expenses will be borne by the Portfolios.

5. Compensation. For the services provided pursuant to this Agreement, each Portfolio shall pay to the Manager as full compensation therefor a monthly fee computed on the average daily net assets at the annual rate for each Portfolio as stated in Schedule A attached hereto. The Trust acknowledges that the Manager, as agent for the Portfolios, will allocate a portion of the fee equal to the sub-advisory fee payable to the sub-advisor, if any, under its sub-advisory agreement to the sub-advisor for sub-advisory services. The Trust acknowledges that the Manager, as agent for the Portfolios, may allocate a portion of the fee to WM Shareholder Services, Inc. for administrative services, portfolio accounting and regulatory compliance systems. The Manager also from time to time and in such amounts as it shall determine in its sole discretion may allocate a portion of the fee to WM Funds Distributor, Inc. for facilitating distribution of the Portfolios. This payment would be made from revenue which otherwise would be considered profit to the Manager for its services. This disclosure is being made to the Trust solely for the purpose of conforming with requirements of the Washington Department of Revenue for exclusion of revenue from the Washington Business and Occupation Tax.

6. Limitation of Liability. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

7. Delivery of Documents. The Trust has heretofore delivered to the Manager true and complete copies of each of the following documents and shall promptly deliver to it all future amendments and supplements thereto, if any:

          (a) Agreement and Declaration of Trust (as presently in effect and as amended from time to time);

          (b)  Bylaws of the Trust;

          (c) Registration Statement under the Securities Act of 1933 and under the 1940 Act of the Trust on Form N-1A, and all amendments thereto, as filed with the Securities and Exchange Commission (the "Registration Statement") relating to the Portfolios and the shares of the Portfolios;

          (d) Notification of Registration of the Trust under the 1940 Act on Form N-8A;

          (e) Prospectuses of the Portfolios (such prospectuses as presently in effect and/or as amended or supplemented from time to time, the "Prospectus"); and

          (f) Statement of Additional Information of the Portfolios (such statement as presently in effect and/or as amended or supplemented from time to time, the "Statement of Additional Information").

8. Duration and Termination. This Agreement shall become effective as of the date first above-written for an initial period of two years and shall continue thereafter so long as such continuance is specifically approved at least annually (a) by the vote of the Board of Trustees including a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for that purpose, or by vote of a majority of the outstanding voting securities of the Portfolios. Notwithstanding the foregoing, (a) this Agreement may be terminated at any time, without the payment of any penalty, by either the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolios) or the Manager, on sixty (60) days prior written notice to the other and (b) shall automatically terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities,@ "interested persons" and "assignment" shall have the meanings assigned to such terms in the 1940 Act.

9. Amendments. No provision of this Agreement may be amended, modified, waived or supplemented except by a written instrument signed by the party against which enforcement is sought. No amendment of this Agreement shall be effective until approved in accordance with any applicable provisions of the 1940 Act.

10. Use of Name and Logo. The Trust agrees that it shall furnish to the Manager, prior to any use or distribution thereof, copies of all prospectuses, statements of additional information, proxy statements, reports to stockholders, sales literature, advertisements, and other material prepared for distribution to stockholders of the Trust or to the public, which in any way refer to or describe the Manager or which include any trade names, trademarks or logos of the Manager or of any affiliate of the Manager. The Trust further agrees that it shall not use or distribute any such material if the Manager reasonably objects in writing to such use or distribution within five (5) business days after the date such material is furnished to the Manager.

     The Manager and/or its affiliates own the names "WM," "WM Group of Funds" and any other names which may be listed from time to time on a Schedule B to be attached hereto that they may develop for use in connection with the Trust, which names may be used by the Trust only with the consent of the Manager and/or its affiliates. The Manager, on behalf of itself and/or its affiliates, consents to the use by the Trust of such names or any other names embodying such names, but only on condition and so long as (i) this Agreement shall remain in full force, (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it, and (iii) the Manager is the manager of each Portfolio of the Trust. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as provided in this section. The foregoing authorization by the Manager, on behalf of itself and/or its affiliates, to the Trust to use such names as part of a business or name is not exclusive of the right of the Manager and/or its affiliates themselves to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Manager and/or its affiliates and the Trust, the Manager and/or its affiliates have the exclusive right so to use, or authorize others to use, such names, and the Trust agrees to take such action as may reasonably be requested by the Manager, on behalf of itself and/or its affiliates, to give full effect to the provisions of this section (including, without limitation, consenting to such use of such names). Without limiting the generality of the foregoing, the Trust agrees that, upon (i) any violation of the provisions of this Agreement by the Trust or (ii) any termination of this Agreement, by either party or otherwise, the Trust will, at the request of the Manager, on behalf of itself and/or its affiliates, made within six months after such violation or termination, use its best efforts to change the name of the Trust and/or the Portfolios so as to eliminate all reference, if any, to such names and will not thereafter transact any business in a name containing such names in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such names, or otherwise use such names or any other reference to the Manager and/or its affiliates, except as may be required by law. Such covenants on the part of the Trust shall be binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

     The provisions of this section shall survive termination of this Agreement.

11. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, if to the Trust: 601 W. Main Ave., Suite 300, Spokane, Washington 99201; or if to the Manager: 1201 Third Avenue, Suite 1220, Seattle, Washington 98101; or to either party at such other address as such party shall designate to the other by a notice given in accordance with the provisions of this section.

12. Miscellaneous.

          (a) Except as otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, the Manager for all purposes herein shall be deemed to be an independent contractor and shall have no authority to act for or represent the Trust or the Portfolios in any way or otherwise be deemed an agent of the Trust or the Portfolios.

          (b) The Trust shall furnish or otherwise make available to the Manager such information relating to the business affairs of the Portfolios as the Manager at any time or from time to time reasonably requests in order to discharge its obligations hereunder.

          (c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.

          (d) If any provision of this Agreement shall be held or made invalid or by any court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13. Declaration of Trust and Limitation of Liability. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the Trustees of the Trust, as trustees and not individually, on further behalf of each Portfolio, and that the obligations of this Agreement with respect to a Portfolio shall be binding upon the assets and properties of that Portfolio only and shall not be binding upon the assets and properties of any other Portfolio or series of the Trust or upon any of the Trustees, officers, employees, agents or shareholders of the Portfolios or the Trust individually.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first above-written.


                    WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS,
                         on behalf of its portfolios
                         INCOME PORTFOLIO,
                         FLEXIBLE INCOME PORTFOLIO,
                         BALANCED PORTFOLIO,
                         CONSERVATIVE GROWTH PORTFOLIO, and
                         STRATEGIC GROWTH PORTFOLIO


                         By:  /s/ Keith B. Pipes
                              ----------------------------------
                              Name: Keith B. Pipes
                              Title: President
Attest:


By:  /s/ Darren Kishimoto
     -----------------------------------
     Name: Darren Kishimoto
     Title: Assistant Secretary

                    WM ADVISORS, INC.

                         By:  /s/ William G. Papesh
                              ----------------------------------
                              William G. Papesh
                              President
Attest:

By:  /s/ John T. West
     -----------------------------------
     Name: John T. West
     Title: Secretary

                                                                      Schedule A

                    WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS

     The management fee to be charged for advisory services (including sub-advisory fees, if any) for each Portfolio is based upon a percentage of the average daily net assets of such Portfolio. The total management fee to be paid monthly for each Portfolio is as follows:



                                         Annual Fee
                                         ----------
Income Portfolio                            0.15%

Flexible Income Portfolio                   0.15%

Balanced Portfolio                          0.15%

Conservative Growth Portfolio               0.15%

Strategic Growth Portfolio                  0.15%